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                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE

          SATCON TECHNOLOGY FINALIZES $4 MILLION FINANCING TRANSACTION

Cambridge, MA - February 18, 2003 - SatCon Technology Corporation(R) (Nasdaq:
SATC) today reported that it has finalized a $4 million financing transaction. The purpose of the financing is to provide working capital for its business and to meet expectations of its senior lender. The transaction includes approximately $3.2 million of equity financing and $800,000 of secured convertible subordinated debentures. The equity portion of the transaction will be funded by mid-week. The debt portion of the transaction will be funded once a registration statement filed with the Securities and Exchange Commission registering all of the underlying equity securities in the financing is declared effective, stockholder approval of the transaction is obtained and certain other closing conditions are satisfied. Please refer to the Company's 8-K filing, which it intends to file shortly, for a complete description of the securities issued in the Financing.

Any securities offered to the investors will not be or have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy securities of SatCon Technology Corporation. This press release is being issued pursuant to and in accordance with Rule 135c under the Securities Act.

STATEMENTS MADE IN THIS DOCUMENT THAT ARE NOT HISTORICAL FACTS OR WHICH APPLY PROSPECTIVELY ARE FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES. THESE FORWARD-LOOKING STATEMENTS ARE IDENTIFIED BY THE USE OF TERMS AND PHRASES SUCH AS "CONTEMPLATES," "BELIEVES," "EXPECTS," "PLANS," "ANTICIPATES" AND SIMILAR EXPRESSIONS. INVESTORS SHOULD NOT RELY ON FORWARD LOOKING STATEMENTS BECAUSE THEY ARE SUBJECT TO A VARIETY OF RISKS AND UNCERTAINTIES AND OTHER FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THE COMPANY'S EXPECTATION. THERE CAN BE NO ASSURANCE THAT THE COMPANY WILL SUCCESSFULLY RAISE THE ADDITIONAL FUNDS THROUGH THE SALE OF DEBT DESCRIBED ABOVE OR RAISE ADDITIONAL EQUITY OR DEBT ON REASONABLE TERMS OR AT ALL.

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CONTACT:
SatCon Technology Corporation(R)
Ralph Norwood, 617/661-0540